SECOND AMENDMENT TO LOAN AGREEMENT,
                         WARRANT AGREEMENT AND WARRANTS

                                 (Ugly Duckling)

         This Amendment is entered into as of the 30th day of September, 2000 (the "Effective Date") by and among UGLY DUCKLING CORPORATION, a Delaware corporation (the "Company") and each lender signatory hereto (each, a "Lender" and collectively the "Lenders").

                                    RECITALS

        A. The Company and Lenders are parties to a Loan Agreement, dated as of February 12, 1998 as amended on September 30, 1999 (as amended, the "Loan Agreement") pursuant to which the Lenders made a loan to the Company in the original principal amount of Fifteen Million Dollars ($15,000,000).

        B. The Company and Lenders are parties to a Warrant Agreement, dated as of February 12, 1998, as amended on June 5, 2000 (as amended, the "Warrant Agreement") and Warrants for 575,000 shares of Company common stock (the "Warrants"). The Company and Lenders desire to amend the Loan Agreement, the Warrant Agreement and the Warrants on the terms and conditions set forth in this Amendment.

        C. Foremost, one of the Lenders, has requested, and the parties agree, to the pay off of Foremost Insurance Company ("Foremost") and the reduction of the principal amount of the Loan Agreement from $15 million to $13.5 million.

         In   consideration   of  the  premises  and  other  good  and  valuable
consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

        1. Defined Terms. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the same meaning given to such terms in the Loan Agreement, the Warrant Agreement and/or the Warrants, as applicable.

        2. Amendment to Section 2.2 of Loan Agreement. Effective as of October 1, 2000, the interest rate under Section 2.02 (a) shall change from 12% to 15%.


        3. Amendment to Loan Agreement. Effective as of the Effective Date the definitions of "Aggregate Commitment" and "Maturity Date" in the Loan Agreement are amended in their entirety to provide as follows:

                  "Aggregate Commitment" means the amount of Thirteen Million Five Hundred Thousand Dollars (($13,500,000).

                  "Maturity Date" means February 12, 2003.

        4. Pay Off and Removal of Foremost as Lender. Company shall pay to Foremost $1.5 million, plus accrued interest ("Pay Off Amount") by no later than the Effective Date. Upon receipt by Foremost of the Pay Off Amount in good funds, Foremost shall have no further interests, obligations or liabilities under the Loan Agreement and its Warrant Agreement, Company shall be released from any further liability to Foremost under the Loan Agreement and the Warrant Agreement, the principal balance under the Loan Agreement shall be reduced from $15 million to $13.5 million, the maturity date under the Loan Agreement shall change to February 12, 2003, all of the Warrants issued to Foremost in connection with the Warrant Agreement, and the Warrant Agreement with Foremost, shall be void and terminated, the total number of Warrants outstanding under the Warrant Agreement shall be 517,500, and Foremost shall be deleted from and shall no longer be a Lender under the Loan Agreement

        5. Amendment to Section 2 of Loan Agreement. Effective as of the date hereof, a new Section 2.08 shall be added to the Loan Agreement and shall provide as follows:

         "2.08 Principal Repayments. The Lenders may, at any time, upon 45 days prior written notice to the Company, demand and the Company shall make, a principal payment in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000). In addition, upon at least 30 days prior written notice before the end of a quarter (e.g., March 31, June 30, September 30 and December 31 of each year), the Lenders may request a principal payment of no more than One Million Dollars ($1,000,000) ("Quarterly Principal Payment") to be paid at the same time as accrued interest is payable under Section 2.02 (b). In the event that Lenders do not request the payment of the Quarterly Principal Payment in a quarter, such amount shall carry forward to the following quarters ("Carry Over Amount") until paid or the Maturity Date. For any quarter, Lenders may request the payment of the Carry Over Amount and the current Quarterly Principal Payment; provided, however, that in no event shall such a request for payment exceed Three Million Dollars ($3,000,000) in any one quarter. If the Carry Over Amount plus the current Quarterly Principal Payment in any quarter in which a Three Million
Dollar ($3,000,000) payment is requested exceeds Three Million Dollars ($3,000,000), the balance shall carry forward to subsequent quarters. For example, assume four quarters elapse and no Quarterly Principal Payment is requested by Lenders and in the fifth quarter, Lenders timely request a payment of Three Million Dollars ($3,000,000). The Company would be required to pay the Three Million Dollars ($3,000,000) and the Carry Over Amount of Two Million Dollars ($2,000,000) would carry over to the next quarter.

        6. Amendment of the Warrant Agreement and Warrants. Effective as of the Effective Date, the number of outstanding Warrants (as modified or amended pursuant to the terms of the Warrant Agreement), 517,500 (with the removal of the Foremost Warrants), available to the Lenders under the Warrant Agreement and the Warrants shall be reduced pro rata by the amount of any and all principal reductions made by Company as follows:

                  (Principal reduction) =   (      x       ).
                   -------------------       ---------------
                       $13,500,000        Original Warrant Amount

517,500 minus X equals Y (number of Warrants to be deducted from the total outstanding). 517,500 minus Y equals the reduced aggregate outstanding number of Warrants held by Lenders. The reduction in Warrants shall be allocated proportionately among all Lenders. For purposes of these calculations, the "Original Warrant Amount" used in the denominator above shall be 517,500, as that number may be amended or modified under the terms of the Warrant Agreement or by agreement of the parties (a "Modification"), but not as that number may be or is modified under the terms of this Section 6. Further, if the number of outstanding Warrants has been reduced pursuant to this Section 6, and a Modification occurs, then the Modification shall apply proportionately to the reduced number of outstanding Warrants, unless otherwise agreed to by the parties.

For example, if Company makes a principal reduction of One Million Three Hundred Fifty Thousand Dollars ($1,350,000), or ten percent (10%) of the original principal loan balance, then the outstanding Warrants would be reduced by ten percent (10%) or 51,750, and the total outstanding Warrants would then be reduced from 517,500 to 465,750, the reduction to be split proportionately among all Lenders (i.e., each Lender would have a 10% reduction in the Warrants held by them). Assuming there was not a Modification, if there was then a subsequent principal reduction of the same amount, then there would be another 10% reduction in the number of outstanding Warrants of 51,750, reducing the total outstanding number of Warrants held by Lenders to 414,000.

        7. Incorporation of Amendment. The parties acknowledge and agree that this Amendment is incorporated into and made a part of, as applicable, the Loan Agreement, the Warrant Agreement and/or the Warrants, the terms and provisions of which are hereby affirmed and ratified and remain in full force and effect, except as amended hereby. To the extent that any term or provision of this Amendment is or may be deemed inconsistent with any term or provision of the Loan Agreement, the Warrant Agreement and/or the Warrants, as applicable, the terms and provisions of this Amendment shall control. Each reference to the Loan Agreement, the Warrant Agreement and/or the Warrants, shall be a reference to the agreements as amended by this Amendment. This Amendment, taken together with the provisions of the Loan Agreement, the Warrant Agreement and/or the Warrants, as previously amended, which are all affirmed and ratified by the Company, contains the entire agreement among the parties regarding the transactions described herein and supersedes all prior agreements, written or oral, with respect thereto.

         8. Heading. The paragraph headings contained in this Amendment are for convenience of reference only and shall not be considered a part of this Amendment in any respect.

         9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

         10. Assignments, Participation, Etc. Each Lender acknowledges that it is currently a Lender under the Loan Agreement, and parties to the Warrant Agreement and the Warrants, that it has authority to execute and deliver this Amendment and that it has not assigned any of its rights under the Loan Agreement, the Warrant Agreement or the Warrants, except to another Lender which is party to this Amendment.

         11. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                   [Balance of Page Intentionally Left Blank]

                                                     UGLY DUCKLING CORPORATION

                                                     By: ______________________
                                                     Its:______________________

                                                     ARBCO ASSOCIATES, L.P.
                                                     By: Kayne Anderson Capital
                                                     Advisors, L.P.
                                                     Its: General Partner

                                                     By: Kayne Anderson
                                                     Investment Management, Inc.
                                                     Its: General Partner
                                                     By: ______________________
                                                     Title: ___________________

                                                     KAYNE ANDERSON NON-
                                                     TRADITIONAL
                                                     INVESTMENTS, L.P.

                                                     By: Kayne Anderson Capital
                                                     Advisors, L.P.
                                                     Its: General Partner

                                                     By: Kayne Anderson
                                                     Investment Management, Inc.
                                                     Its: General Partner
                                                     By: ______________________
                                                     Name: ____________________
                                                     Title: ___________________

                                                     KAYNE ANDERSON OFF-SHORE
                                                     LIMITED

                                                     By: Kayne Anderson Capital
                                                     Advisors, L.P.
                                                     Its: General Partner

                                                     By: Kayne Anderson
                                                     Investment Management, Inc.
                                                     Its: Manager

                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________

                                                     GLACIER WATER SERVICES,
                                                     INC.

                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________

                                                     FOREMOST INSURANCE COMPANY

                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________


                                                     TOPA INSURANCE COMPANY

                                                     By: _______________________
                                                     Name: _____________________
                                                     Its: ______________________